Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On February 28, 2017, Diamondback Energy, Inc. completed the acquisition of certain oil and natural gas properties, midstream assets and other related assets in the Delaware Basin (the "Acquisition") from Brigham Resources Operating, LLC ("Brigham"). The following unaudited pro forma condensed combined financial information and related notes are based on the historical financial statements of Diamondback Energy, Inc. and Subsidiaries (“Diamondback” or the “Company,” and also referred to as “we,” “us” or “our”) and Brigham, and have been prepared to give effect to the Acquisition.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 presented below has been prepared based on Diamondback’s historical audited statement of operations for such period, and was prepared as if the Acquisition had occurred on January 1, 2016. The unaudited pro forma combined balance sheet at December 31, 2016 presented below was prepared based on Diamondback’s historical audited consolidated balance sheet at December 31, 2016, and was prepared as if the Acquisition had occurred on December 31, 2016.

The accompanying unaudited pro forma condensed combined financial statements are based on assumptions and include adjustments as explained in the notes thereto. Certain information (including substantial footnote disclosures) included in our annual historical financial statements has been excluded in these unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Diamondback included in our Annual Report on Form 10-K for the year ended December 31, 2016 as well as Brigham’s audited historical financial statements and accompanying notes for the year ended December 31, 2016, included as Exhibit 99.1 in this Current Report on Form 8-K.

Diamondback Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2016

	Diamondback	Brigham	Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$1,666,574	$4,774	$1,637	(a)	$(1,627,415)	(b)	$45,570
Restricted cash	500	—	—		—		500
Accounts receivable:
Joint interest and other	49,476	4,082	—		(4,082)	(b)	49,476
Oil and natural gas sales	70,349	8,803	—		(8,803)	(b)	70,349
Related party	297	—	—		—		297
Inventories	1,983	410	—		429	(b)	2,822
Derivative instruments	—	7	—		(7)	(b)	—
Prepaid expenses and other	2,987	3,452	—		8	(b)	6,447
Total current assets	1,792,166	21,528	1,637		(1,639,870)		175,461
Property and equipment:
Oil and natural gas properties, at cost, full cost method of accounting	5,160,261	854,290	5,485	(a)	1,651,017	(b)	7,671,053
Pipeline and gas gathering assets	8,362	43,037	—		3,711	(b)	55,110
Other property and equipment	58,290	1,008	—		(1,008)	(b)	58,290
Accumulated depletion, depreciation, amortization and impairment	(1,836,056)	(441,739)	45,026	(a)	396,713	(b)	(1,836,056)
Net property and equipment	3,390,857	456,596	50,511		2,050,433		5,948,397
Funds held in escrow	121,391	—	—		(121,388)	(b)	3
Derivative instruments	709	—	—		—		709
Other assets	44,557	1,245	—		(1,245)	(b)	44,557
Total assets	$5,349,680	$479,369	$52,148		$287,930		$6,169,127
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$47,648	$39,485	$—		$(39,485)	(b)	$47,648
Accounts payable-related party	1	—	—		—		1
Accrued capital expenditures	60,350	—	—		—		60,350
Other accrued liabilities	55,330						55,330
Revenue and royalties payable	23,405	7,292	—		1,431	(b)	32,128
Derivative instruments	22,608	10,113	—		(10,113)	(b)	22,608
Total current liabilities	209,342	56,890	—		(48,167)		218,065
Long-term debt	1,105,912	120,000	—		(120,000)	(b)	1,105,912
Derivative instruments	—	2,615	—		(2,615)	(b)	—
Asset retirement obligations	16,134	3,859	—		(2,309)	(b)	17,684
Deferred income taxes	—	134	—		(134)	(b)	—
Total liabilities	1,331,388	183,498	—		(173,225)		1,341,661
Commitments and contingencies
Stockholders’ equity:
Common stock	901	—	—		77	(b)	978
Additional paid-in capital	4,215,955	636,211	5,378	(a)	167,508	(b)	5,025,052
Accumulated deficit	(519,394)	(340,340)	46,770	(a)	293,570	(b)	(519,394)
Total Diamondback Energy, Inc. stockholders' equity	3,697,462	295,871	52,148		461,155		4,506,636
Non-controlling interest	320,830	—	—		—		320,830
Total equity	4,018,292	295,871	52,148		461,155		4,827,466
Total liabilities and equity	$5,349,680	$479,369	$52,148		$287,930		$6,169,127

Diamondback Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2016

	Diamondback	Brigham	Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil sales	$470,528	$90,138	$1,646	(a)	$—		$562,312
Natural gas sales	22,506	2,725	35	(a)	—		25,266
Natural gas liquid sales	34,073	3,488	45	(a)	—		37,606
Midstream services	—	2,117	—		—		2,117
Total revenues	527,107	98,468	1,726		—		627,301
Costs and expenses:
Lease operating expenses	82,428	17,755	(29)	(a)	—		100,154
Production and ad valorem taxes	34,456	5,821	89	(a)	—		40,366
Gathering and transportation	11,606	—	—		—		11,606
Depreciation, depletion and amortization	178,015	43,634	78	(a)	(23,393)	(c)	198,334
Impairment of oil and natural gas properties	245,536	189,827	(67)	(a)	—		435,296
Impairment of field inventories	—	501	—		(501)	(d)	—
Bad debt expense	—	344	—		—		344
General and administrative expenses	42,619	7,212	—		(7,212)	(d)	42,619
Asset retirement obligation accretion expense	1,064	—	—		90	(f)	1,154
Total costs and expenses	595,724	265,094	71		(31,016)		829,873
Income (loss) from operations	(68,617)	(166,626)	1,655		31,016		(202,572)
Other income (expense)
Interest income (expense)	(40,684)	(399)	—		399	(d)	(40,684)
Other income	3,064	—	—		—		3,064
Other expense	—	(500)	—		500	(d)	—
Gain on derivative instruments, net	(25,345)	(12,031)	—		12,031	(d)	(25,345)
Loss on extinguishment of debt	(33,134)	—	—		—		(33,134)
Total other expense, net	(96,099)	(12,930)	—		12,930		(96,099)
Income (loss) before income taxes	(164,716)	(179,556)	1,655		43,946		(298,671)
Provision for (benefit from) income taxes	192	(492)	—		492	(e)	192
Net income (loss)	(164,908)	(179,064)	1,655		43,454		(298,863)
Net income attributable to non-controlling interest	126	—	—		—		126
Net income (loss) attributable to Diamondback Energy, Inc.	$(165,034)	$(179,064)	$1,655		$43,454		$(298,989)

Diamondback Energy Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	DESCRIPTION OF THE ACQUISITION

On February 28, 2017, Diamondback completed the acquisition of certain oil and natural gas properties, midstream service assets and other related assets from Brigham. Diamondback used the net proceeds from its December 2016 equity offering, net proceeds from its December 2016 debt offering, cash on hand and other financing sources to fund the cash portion of the purchase price for this acquisition.

We refer to the acquisition of the oil and natural gas properties, midstream assets and other related assets from Brigham as the "Acquisition."

2.	BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (GAAP) and were derived based on the historical financial statements of Diamondback and the financial statements of Brigham after giving effect to the Acquisition and after applying the reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 is presented as if the Acquisition had occurred on December 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 is presented as if the Acquisition had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial statements are presented for information purposes only and are not intended to reflect the results of operations or financial position of the combined company that would have resulted had the Acquisition been effective during the period presented or the results that may be obtained by the combined company in the future. Additionally, the unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and accompanying notes of Diamondback included in our Annual Report on Form 10-K for the year ended December 31, 2016 as well as Brigham's historical audited financial statements and accompanying notes for the year ended December 31, 2016, included as Exhibit 99.1 in this Current Report on Form 8-K/A.

3.	ADJUSTMENTS

(a)	Reflects exclusion of Brigham Illinois Basin assets not included in the Acquisition and inclusion of additional net mineral acres included in the Acquisition.

4.	PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial statements. Such information does not purport to be indicative of the results of operations or financial position that actually would have resulted had the Acquisition occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are an exhibit.

(b)
To eliminate the assets, liabilities and net investment not acquired or assumed in the Acquisition, to record the Acquisition for $1.74 billion in cash and 7.69 million shares, and to allocate the purchase price to the assets acquired and liabilities assumed. The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not expected to have a material effect on Diamondback’s financial condition, results of operations or cash flows.

The allocation of the purchase price of the Acquisition to the fair value of the assets acquired and liabilities assumed is as follows (in thousands):
Proved oil and natural gas properties	$387,571
Unevaluated oil and natural gas properties	2,122,415
Midstream assets	47,554
Prepaid capital costs	3,460
Oil inventory	839
Revenues payable	(8,723)
Asset retirement obligations	(1,550)
$2,551,566

Diamondback Energy Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c)	Reflects depletion, depreciation and amortization of oil and natural gas properties associated with the Acquisition recorded on a combined basis under the full cost method.

(d)	Reflects elimination of Brigham expenses not associated with the Acquisition.

(e)	Reflects elimination of income tax benefit of Brigham as income tax provision is calculated on a combined basis.

(f)	Reflects the calculation of asset retirement obligation accretion expense on a combined basis.

4.	SUPPLEMENTAL PRO FORMA COMBINED OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (Unaudited)

The following table sets forth unaudited pro forma information with respect to Diamondback’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2016, giving effect to the Acquisition as if it had occurred on January 1, 2016. The estimates of reserves attributable to the Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

	Diamondback Historical					Brigham			Total Pro Forma
	Oil (MBbls)		Natural Gas Liquids (MBbls)		Natural Gas (MMcf)	Oil (MBbls)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)	Oil (MBbls)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)
Proved Developed and Undeveloped Reserves:
As of January 1, 2015	105,979	—	26,004	—	149,503	31,804	5,276	25,877	137,783	31,280	175,380
Extensions and discoveries	55,069	—	13,962	—	64,758	11,419	1,913	7,856	66,488	15,875	72,614
Revisions of previous estimates	(12,483)	—	(1,888)	—	(34,519)	4,607	711	2,825	(7,876)	(1,177)	(31,694)
Purchase of reserves in place	2,171	—	1,455	—	5,582	(10,941)	(1,774)	(11,163)	(8,770)	(319)	(5,581)
Production	(11,562)	—	(2,399)	—	(10,428)	(2,267)	(370)	(1,609)	(13,829)	(2,769)	(12,037)
As of December 31, 2016	139,174		37,134		174,896	34,622	5,756	23,786	173,796	42,890	198,682

Proved Developed Reserves:
December 31, 2016	79,457		22,080		105,399	12,506	2,318	16,500	91,963	24,398	121,899

Proved Undeveloped Reserves:
December 31, 2016	59,717		15,054		69,497	22,117	3,439	27,844	81,834	18,493	97,341

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to proved reserves reflect the effect of income taxes assuming the Acquisition had been subject to federal income tax at a rate of 35%. The future net cash flows are based on a 10% annual discount rate. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to Diamondback. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

	Diamondback Historical	Brigham	Pro Forma as Adjusted
	(In thousands)
Future cash inflows	$6,275,705	$1,478,098	$7,753,803
Future development costs	(617,636)	(489,787)	(1,107,423)
Future production costs	(1,392,852)	(428,316)	(1,821,168)
Future production taxes	(459,244)	—	(459,244)
Future income tax expenses	(75,595)	(7,469)	(83,064)
Future net cash flows	3,730,378	552,526	4,282,904
10% discount to reflect timing of cash flows	(2,018,965)	(328,150)	(2,347,115)
Standardized measure of discounted future net cash flows	$1,711,413	$224,376	$1,935,789

Diamondback Energy Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The changes in Diamondback’s pro forma standardized measure of discounted estimated future net cash flows were as follows for 2016:

	Diamondback Historical	Brigham	Pro Forma as Adjusted
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$1,418,133	$255,044	$1,673,177
Sales of oil and natural gas, net of production costs	(411,558)	(77,295)	(488,853)
Purchase of minerals in place	37,661	(35,341)	2,320
Extensions and discoveries, net of future development costs	779,359	56,180	835,539
Previously estimated development costs incurred during the period	85,696	(53,143)	32,553
Net changes in prices and production costs	(150,509)	(20,339)	(170,848)
Changes in estimated future development costs	20,647	35,749	56,396
Revisions of previous quantity estimates	(123,795)	25,903	(97,892)
Accretion of discount	143,134	35,015	178,149
Net change in income taxes	(30,530)	(142)	(30,672)
Net changes in timing of production and other	(56,825)	2,358	(54,467)
Standardized measure of discounted future net cash flows at the end of the period	$1,711,413	$223,989	$1,935,402